Exhibit F, Schedule 8(d)

Item 8. Service, Sales and Construction Contracts




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
Types of services and goods sold by Enron to Portland General Electric (1/1/2004-12/31/2004):

                                                                                                                         Amounts
Company                                                          Description                                             Expended
-------                                                          -----------                                             --------
Enron to Portland General Electric                               Insurance coverages, premiums paid by Enron          $ 2,625,000.00
Enron to Portland General Electric                               Medical/Dental benefits, premiums paid by Enron       16,532,267.61
Enron to Portland General Electric                               401(k) employee contributions and company match       13,823,258.81
                                                                 are forwarded to Enron for deposit
Enron to Portland General Distributions LLC                      Exchange of indefeasible rights of use for optic
                                                                 fibers                                                   194,218.24


Types of services and goods sold by Portland General Electric to Enron (1/1/2004-12/31/2004):
                                                                                                                        Amounts
Company                                                          Description                                            Expended
-------                                                          -----------                                            --------
Portland General Electric to Portland General Holdings           Accounting, Tax and Legal support services, interest $    24,063.23
Portland General Electric to PGHII                               Accounting and Tax support services, interest            237,531.60
Portland General Electric to Portland Energy Solutions Company   Accounting, Tax and Legal support services,              166,950.55
                                                                 project oversight services, interest
Portland General Electric to Portland General Distributions LLC  Accounting, Tax and Legal support services, project
                                                                 oversight services, interest                             378,485.69
Portland General Electric to Microclimates                       Accounting, Tax and Legal support services, project
                                                                 oversight services, interest                             154,194.11
Portland General Electric to Portland General Distributions LLC  Exchange of indefeasible rights of use for optic         194,218.24
                                                                 fibers
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